WVT Communications Group Appoints David Cuthbert
to Board of Directors

Board Appointment and Contract Extension for CEO Duane W. Albro Affirm Strategic
Direction for Cloud Communications Growth

WARWICK, NY – December 15, 2011 – Warwick Valley Telephone Company (NASDAQ: WWVY), referred to as WVT Communications Group, today announced Board of Director and Executive level developments that affirm the Company’s strategy for growth through building out its cloud communications platform.

WVT Communications Group has appointed David Cuthbert to its Board of Directors to fill a vacancy on the Board. Mr. Cuthbert, age 37, currently serves as the Company’s Executive Vice President and Chief Operating Officer and President of its Unified Communications businesses, Alteva and USA Datanet, leading cloud communications pioneers.  The addition of Mr. Cuthbert brings WVT Communications Group’s Board of Directors back to seven members, including five directors that are independent under NASDAQ rules.

The Company also announced today that it has extended for a three-year period the services of Duane W. Albro as President and Chief Executive Officer.  Mr. Albro has held these positions since joining the Company in May 2007 and has been a member of the Board of Directors since 2008.  In 2009, Mr. Albro commenced the Company’s expansion into Unified Communications with the acquisition of certain assets of Syracuse-based USA Datanet.  This was followed by the acquisition of substantially all of the assets of Philadelphia-based Alteva in July 2011.

Commenting on the executive developments, WVT Communications Group Chairman Robert DeValentino said, “The addition of David Cuthbert, our Chief Operating Officer and one of the Unified Communications sector’s trailblazing executives, to our Board of Directors along with a three-year extension of our employment contract with Duane W. Albro, our CEO, is a clear signal to our shareholders that we are totally committed to transforming our business.”

WVT Communications Group’s CEO Duane W. Albro added, “I’m thrilled that our Board of Directors has so clearly shown their commitment to our business transformation by reaffirming their support of my leadership in this endeavor.  Furthermore, I am certain that our pursuits will benefit from David Cuthbert’s appointment to our Board.  Since joining the Company upon our acquisition of Alteva, David has made significant contributions as a result of his operational capabilities and an unsurpassed vision for the trends shaping the communications industry.”

“I look forward to enhancing my contribution to WVT Communications Group by not only bringing my knowledge and experience in the Unified Communications sector as Chief Operating Officer but now also to our Board of Directors,” said David Cuthbert.

About David Cuthbert:
In addition to serving as Chief Operating Officer of WVT Communications Group, Mr. Cuthbert is President of the Alteva and USA Datanet businesses. Prior to the acquisition of substantially all of the assets of Alteva by WVT Communications Group, Mr. Cuthbert was the Chief Executive Officer of Alteva. As part of the acquisition strategy, he was appointed Chief Operating Officer of WVT Communications Group with responsibility for daily operations throughout the Group.

Mr. Cuthbert is a graduate of the United States Naval Academy and a former Naval Special Operations Officer. In this capacity he led underwater and land bomb disposal teams domestically and abroad. In 2003, he was assigned the leadership responsibility of the Navy’s leading nuclear weapon casualty response detachment. His leadership, process innovation, and mission accomplishment earned him several high level unit and individual awards. He is an expert in critical process development and management and is a founding member of “The Captains,” a Naval Academy networking group focused on professional development, peer mentorship, and social responsibility. He is a member of the U.S. Naval Academy Foundation’s Board of Trustees, one of the youngest Naval Academy graduates to have been appointed to serve on this board.

About Duane W. Albro:
Mr. Albro joined WVT Communications Group in May 2007 as President and CEO. Prior to that, he was President and CEO of Refinish LP, a privately-held company in the cellular phone refurbishing business. He has extensive experience at all levels in the telecommunications and cable TV industry including having served in senior executive positions as Operations Vice President at Cablevision, a metro-NY cable operator; President and COO of Net2000 Communications, a northeast US-based telecommunications service provider; Operations Vice President at Bell Atlantic-New York, a predecessor company to Verizon; and Group Vice President at Nynex-New York, also a predecessor company to Verizon. He has also provided strategic consulting services to private equity investors.

Mr. Albro has been active in supporting the positive impact of telecommunications used in education, having served on a White House National Advisory Council on Technology in Education and provided testimony to the U.S. Congress on the benefits of technology used in education. He has also served on the Boards of New York Medical College, New York Institute of Technology, Empire State College and Purchase College. Mr. Albro has demonstrated his commitment to workforce issues as the founder, Chairman and President of the Long Island Works Coalition, a major non-profit organization dedicated to enhancing the available workforce for technology industries. He has also demonstrated support for communities with personal philanthropic grants that provide funds for the use of technology to improve human services, education and business development. Currently, Mr. Albro serves on the board of the National Purple Heart Hall of Honor, the Warwick Development Coalition, the Orange County Chamber of Commerce and the Orange County Partnership.

Mr. Albro is a member of American Mensa Society and holds a B.S. in Business Administration from the State University of New York at Buffalo and an MBA from New York Institute of Technology. He has also completed Executive Management Programs at the University of Virginia-Darden School and the University of Pennsylvania-Wharton School.

About WVT Communications Group:
WVT Communications Group is a world technology leader in providing cloud-based Unified Communications (UC) solutions for small, medium and enterprise businesses. The Company has maintained a tradition of paying dividends to shareholders for 104 consecutive years.  Founded in 1902, the Company has continued to adapt and remain on the forefront of technology, chiseling its position among the most stable and respected communications vendors on the globe. Moving forward, it is forging the new model that communications providers, large and small, are striving to emulate. WVT Communications Group is merging new innovations, such as those from Alteva and USA Datanet, with proven technology from industry leaders like Microsoft, Cisco, BroadSoft, Panasonic, and Polycom to build the ideal hosting architecture for communications.

Through its USA Datanet (targeting businesses under 35 employees), Alteva (targeting businesses over 35 employees and those with branch offices), and Warwick Valley Telephone (a highly-respected traditional telecom provider turned premier regional broadband company) businesses, WVT Communications Group is enabling businesses of any size to communicate more efficiently with hassle-free communications tools. By overlaying a UC division on its stabile, regional broadband company, WVT Communications Group has positioned itself in front of its peer legacy telecom companies and created an evolutionary change in its strategy. With this, the Company may offer its residential customers a similar suite of UC applications and services for use in a home environment that its business customers enjoy. Visit www.wvtcg.com or call 855-U-GO-CLOUD.

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 jdarrow@darrowir.com

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